Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Altamira Therapeutics Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Common shares, par value CHF 0.20 per share (3)	Other	5,855,134	$0.7849	$4,595,694.68	0.0001102	$506.45	–	–	–	–
Fees Previously Paid	–	–	–	–	–	–	–	–	–	–	–	–
	Carry Forward Securities
Carry Forward Securities	–	–	–	–	–	–	–	–	–	–	–	–
	Total Offering Amounts					$4,595,694.68		$506.45
	Total Fees Previously Paid							–
	Total Fee Offsets							506.45
	Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Altamira Therapeutics Ltd.	F-1	333-269823	02/16/2023		$506.45	Equity	(4)	(4)	(4)
Fee Offset Sources	Altamira Therapeutics Ltd.	F-1	333-269823		03/27/2023						$2,230.45

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminable number of additional securities that may become issuable pursuant to terms designed to prevent dilution resulting from share splits, share dividends or similar events.

(2)

Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the registrant’s common shares, as reported on the NASDAQ Capital Market on May 31, 2023, a date within five business days prior to the initial filing of this registration statement on June 1, 2023.

(3)	Consists of (i) up to 768,761 shares that may be acquired upon one or more conversions and/or repayments under the Convertible Loan Agreement, dated September 9, 2022, as amended on May 12, 2023, between Altamira Therapeutics Ltd. (the “Company”), FiveT Investment Management Ltd. and separate private investors, (ii) 3,413,706 common shares that may be acquired upon one or more conversions and/or amortizations under the Convertible Loan Agreement, dated May 1, 2023, by and between the Company and FiveT Investment Management Ltd. (the “Convertible Loan Agreement”), (iii) up to 1,625,487 common shares that may be acquired upon the exercise of certain warrants issued in connection with the Convertible Loan Agreement and (iv) up to 47,180 common shares that may be acquired upon the exercise of certain warrants issued in connection with the two loan agreements the Company entered into with two separate private investors on December 28, 2022.

(4)	The registrant previously paid a filing fee of $2,230.45 in connection with the registration of up to an aggregate of $20,240,000 of common shares, par value CHF 0.20 per share (the “Common Shares”), Common Shares underlying pre-funded warrants and Common Shares underlying common warrants under the registrant’s registration statement on Form F-1 (File No. 333-269823) (the “Prior Registration Statement”). The registration fee shown on the table above is offset by $506.45 in fees that the registrant is entitled to offset under Rule 457(p) of the Securities Act, which the registrant previously paid with respect to unsold shares under the Prior Registration Statement. The registrant has withdrawn the Prior Registration Statement.